Exhibit 99

Certain information in this Supplemental Information Package contains Non-GAAP financial measures. These Non-GAAP financial measures are REIT industry financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America. Please see page 15 for a definition of these Non-GAAP financial measures and page 7 for the reconciliation of certain captions in the Supplemental Information Package to the statement of operations as reported in the Company’s filings with the SEC on Form 10-K.

UMH Properties, Inc. | Fourth Quarter FY 2024 Supplemental Information	2

Financial Highlights
(dollars in thousands except per share amounts) (unaudited)

	Three Months Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Operating Information
Number of Communities (1)			139	135
Total Sites (1)			26,259	25,766
Rental and Related Income	$53,259	$49,246	$207,019	$189,749
Community Operating Expenses	$22,151	$20,548	$87,354	$81,343
Community NOI	$31,108	$28,698	$119,665	$108,406
Expense Ratio	41.6%	41.7%	42.2%	42.9%
Sales of Manufactured Homes	$8,614	$7,738	$33,533	$31,176
Number of Homes Sold	93	77	394	341
Number of Rentals Added, net	80	92	364	871
Net Income	$4,980	$11,254	$21,441	$7,851
Net Income (Loss) Attributable to Common Shareholders	$28	$6,832	$2,472	$(8,714)
Adjusted EBITDA excluding Non-Recurring Other Expense	$29,806	$27,174	$113,958	$101,870
FFO Attributable to Common Shareholders	$18,369	$14,595	$66,259	$51,069
Normalized FFO Attributable to Common Shareholders	$19,203	$15,364	$69,489	$54,533

Shares Outstanding and Per Share Data
Weighted Average Shares Outstanding
Basic	80,112	66,881	74,114	63,068
Diluted	81,235	67,196	74,912	63,681
Net Income (Loss) Attributable to Shareholders per Share-
Basic and Diluted	$0.00	$0.10	$0.03	$(0.15)
FFO per Share- (2)
Basic	$0.23	$0.22	$0.89	$0.81
Diluted	$0.23	$0.22	$0.88	$0.80
Normalized FFO per Share- (2)
Basic	$0.24	$0.23	$0.94	$0.86
Diluted	$0.24	$0.23	$0.93	$0.86
Dividends per Common Share	$0.215	$0.205	$0.85	$0.82

Balance Sheet
Total Assets			$1,563,728	$1,427,577
Total Liabilities			$647,819	$720,783

Market Capitalization
Total Debt, Net of Unamortized Debt Issuance Costs			$614,722	$690,017
Equity Market Capitalization			$1,546,449	$1,041,422
Series D Preferred Stock			$320,572	$290,180
Total Market Capitalization			$2,481,743	$2,021,619

(1)	Includes Duck River Estates and River Bluff Estates, two newly constructed communities in 2024, and Sebring Square and Rum Runner, two communities owned in a joint venture with Nuveen Real Estate in which the company has a 40% interest for 2024.
(2)	Please see Definitions on page 15.

UMH Properties, Inc. | Fourth Quarter FY 2024 Supplemental Information	3

Consolidated Balance Sheets
(in thousands except per share amounts)
	December 31,	December 31,
	2024	2023
ASSETS
Investment Property and Equipment
Land	$88,037	$86,497
Site and Land Improvements	970,053	896,568
Buildings and Improvements	44,782	39,506
Rental Homes and Accessories	566,242	516,470
Total Investment Property	1,669,114	1,539,041
Equipment and Vehicles	31,488	29,126
Total Investment Property and Equipment	1,700,602	1,568,167
Accumulated Depreciation	(471,703)	(416,309)
Net Investment Property and Equipment	1,228,899	1,151,858

Other Assets
Cash and Cash Equivalents	99,720	57,320
Marketable Securities at Fair Value	31,883	34,506
Inventory of Manufactured Homes	34,982	32,940
Notes and Other Receivables, net	91,668	81,071
Prepaid Expenses and Other Assets	14,261	11,729
Land Development Costs	33,868	33,302
Investment in Joint Venture	28,447	24,851
Total Other Assets	334,829	275,719

TOTAL ASSETS	$1,563,728	$1,427,577

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages Payable, net of unamortized debt issuance costs	$485,540	$496,483
Other Liabilities
Accounts Payable	7,979	6,106
Loans Payable, net of unamortized debt issuance costs	28,279	93,479
Series A Bonds, net of unamortized debt issuance costs	100,903	100,055
Accrued Liabilities and Deposits	15,091	15,117
Tenant Security Deposits	10,027	9,543
Total Other Liabilities	162,279	224,300
Total Liabilities	647,819	720,783

COMMITMENTS AND CONTINGENCIES

Shareholders’ Equity:
Series D- 6.375% Cumulative Redeemable Preferred Stock, $0.10 par value per share; 13,700 shares authorized as of December 31, 2024 and 2023; 12,823 and 11,607 shares issued and outstanding as of December 31, 2024 and 2023, respectively	320,572	290,180
Common Stock- $0.10 par value per share: 163,714 and 153,714 shares authorized as of December 31, 2024 and 2023, respectively; 81,909 and 67,978 shares issued and outstanding as of December 31, 2024 and 2023, respectively	8,191	6,798
Excess Stock- $0.10 par value per share: 3,000 shares authorized; no shares issued or outstanding as of December 31, 2024 and 2023	-0-	-0-
Additional Paid-In Capital	610,630	433,106
Accumulated Deficit	(25,364)	(25,364)
Total UMH Properties, Inc. Shareholders’ Equity	914,029	704,720
Non-Controlling Interest in Consolidated Subsidiaries	1,880	2,074
Total Shareholders’ Equity	915,909	706,794

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,563,728	$1,427,577

UMH Properties, Inc. | Fourth Quarter FY 2024 Supplemental Information	4

Consolidated Statements of Income (Loss)
(in thousands except per share amounts) (unaudited)

	Three Months Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
INCOME:
Rental and Related Income	$53,259	$49,246	$207,019	$189,749
Sales of Manufactured Homes	8,614	7,738	33,533	31,176
TOTAL INCOME	61,873	56,984	240,552	220,925

EXPENSES:
Community Operating Expenses	22,151	20,548	87,354	81,343
Cost of Sales of Manufactured Homes	5,431	5,030	21,894	21,089
Selling Expenses	1,656	1,681	6,833	6,949
General and Administrative Expenses	6,424	5,049	21,772	19,703
Depreciation Expense	15,804	14,448	60,239	55,719
TOTAL EXPENSES	51,466	46,756	198,092	184,803

OTHER INCOME (EXPENSE):
Interest Income	2,238	1,323	7,122	4,984
Dividend Income	373	573	1,452	2,318
Gain (Loss) on Sales of Marketable Securities, net	-0-	-0-	(3,778)	183
Increase (Decrease) in Fair Value of Marketable Securities	(2,301)	6,884	1,167	(3,555)
Other Income	280	232	794	1,082
Loss on Investment in Joint Venture	(77)	(163)	(376)	(808)
Interest Expense	(5,918)	(7,812)	(27,287)	(32,475)
TOTAL OTHER INCOME (EXPENSE)	(5,405)	1,037	(20,906)	(28,271)

Income before Loss on Sales of Investment Property and Equipment	5,002	11,265	21,554	7,851
Loss on Sales of Investment Property and Equipment	(22)	(11)	(113)	-0-
NET INCOME	4,980	11,254	21,441	7,851

Preferred Dividends	(4,995)	(4,472)	(19,163)	(16,723)
Loss Attributable to Non-Controlling Interest	43	50	194	158

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$28	$6,832	$2,472	$(8,714)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS PER SHARE –
Basic and Diluted	$0.00	$0.10	$0.03	$(0.15)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	80,112	66,881	74,114	63,068
Diluted	81,235	67,196	74,912	63,681

UMH Properties, Inc. | Fourth Quarter FY 2024 Supplemental Information	5

Consolidated Statements of Cash Flows
(in thousands)

	Year Ended
	December 31, 2024	December 31, 2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$21,441	$7,851
Non-Cash Items Included in Net Income:
Depreciation	60,239	55,719
Amortization of Financing Costs	2,384	2,135
Stock Compensation Expense	4,784	4,896
Provision for Uncollectible Notes and Other Receivables	2,079	2,061
(Gain) Loss on Sales of Marketable Securities, net	3,778	(183)
(Increase) Decrease in Fair Value of Marketable Securities	(1,167)	3,555
Loss on Sales of Investment Property and Equipment	113	-0-
Loss on Investment in Joint Venture	895	1,026
Changes in Operating Assets and Liabilities:
Inventory of Manufactured Homes	(2,042)	55,528
Notes and Other Receivables, net of notes acquired with acquisitions	(12,676)	(15,861)
Prepaid Expenses and Other Assets	(558)	4,308
Accounts Payable	1,873	(281)
Accrued Liabilities and Deposits	(26)	(1,735)
Tenant Security Deposits	484	1,058
Net Cash Provided by Operating Activities	81,601	120,077
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Manufactured Home Communities, net of mortgages assumed	-0-	(3,679)
Purchase of Investment Property and Equipment	(92,101)	(123,860)
Proceeds from Sales of Investment Property and Equipment	5,282	3,049
Additions to Land Development Costs	(48,567)	(37,928)
Purchase of Marketable Securities through automatic reinvestments	(24)	(23)
Proceeds from Sales of Marketable Securities	36	4,323
Investment in Joint Venture	(4,491)	(7,455)
Net Cash Used in Investing Activities	(139,865)	(165,573)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Mortgages, net of mortgages assumed	-0-	57,743
Net Payments from Short-Term Borrowings	(65,170)	(59,542)
Principal Payments of Mortgages and Loans	(11,864)	(70,317)
Financing Costs on Debt	(645)	(1,678)
Proceeds from At-The-Market Preferred Equity Program, net of offering costs	28,015	55,729
Proceeds from At-The-Market Common Equity Program, net of offering costs	220,622	145,789
Proceeds from Issuance of Common Stock in the DRIP, net of dividend reinvestments	6,999	6,394
Proceeds from Exercise of Stock Options	2,919	734
Preferred Dividends Paid	(19,163)	(16,723)
Common Dividends Paid, net of dividend reinvestments	(59,075)	(49,072)
Net Cash Provided by Financing Activities	102,638	69,057

NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	44,374	23,561
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF YEAR	64,437	40,876
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF YEAR	$108,811	$64,437

UMH Properties, Inc. | Fourth Quarter FY 2024 Supplemental Information	6

Reconciliation of Net Income to Adjusted EBITDA and Net Income (Loss) Attributable

to Common Shareholders to FFO and Normalized FFO

(in thousands) (unaudited)

	Three Months Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Reconciliation of Net Income to Adjusted EBITDA

Net Income	$4,980	$11,254	$21,441	$7,851
Interest Expense	5,918	7,812	27,287	32,475
Franchise Taxes	368	130	710	432
Depreciation Expense	15,804	14,448	60,239	55,719
Depreciation Expense from Unconsolidated Joint Venture	214	188	824	692
(Increase) Decrease in Fair Value of Marketable Securities	2,301	(6,884)	(1,167)	3,555
(Gain) Loss on Sales of Marketable Securities, net	-0-	-0-	3,778	(183)
Adjusted EBITDA	29,585	26,948	113,112	100,541
Non- Recurring Other Expense (1)	221	226	846	1,329
Adjusted EBITDA without Non-recurring Other Expense	$29,806	$27,174	$113,958	$101,870

Reconciliation of Net Income (Loss) Attributable to Common Shareholders to Funds from Operations

Net Income (Loss) Attributable to Common Shareholders	$28	$6,832	$2,472	$(8,714)
Depreciation Expense	15,804	14,448	60,239	55,719
Depreciation Expense from Unconsolidated Joint Venture	214	188	824	692
Loss on Sales of Investment Property and Equipment	22	11	113	-0-
(Increase) Decrease in Fair Value of Marketable Securities	2,301	(6,884)	(1,167)	3,555
(Gain) Loss on Sales of Marketable Securities, net	-0-	-0-	3,778	(183)
Funds from Operations Attributable to Common Shareholders (“FFO”)	18,369	14,595	66,259	51,069

Adjustments:
Amortization of Financing Costs	613	543	2,384	2,135
Non- Recurring Other Expense (1)	221	226	846	1,329
Normalized Funds from Operations Attributable to Common Shareholders (“Normalized FFO”)	$19,203	$15,364	$69,489	$54,533

(1)	Consists of one-time legal and professional fees ($209 and $452, respectively), costs associated with acquisition not completed ($12 and $12, respectively) and costs associated with the liquidation/sale of inventory in a particular sales center ($0 and $382, respectively) for the three months and year ended December 31, 2024. Consists of special bonus and restricted stock grants for the August 2020 groundbreaking Fannie Mae financing, which were being expensed over the vesting period ($0 and $862, respectively), non-recurring expenses for the joint venture with Nuveen ($42 and $135, respectively), one-time legal fees ($1 and $76, respectively), fees related to the establishment of the Opportunity Zone Fund ($0 and $37, respectively), and costs associated with acquisitions and financing that were not completed ($183 and $219, respectively) for the three months and year ended December 31, 2023.

UMH Properties, Inc. | Fourth Quarter FY 2024 Supplemental Information	7

Market Capitalization, Debt and Coverage Ratios
(in thousands) (unaudited)

	Year Ended
	December 31, 2024	December 31, 2023
Shares Outstanding	81,909	67,978
Market Price Per Share	$18.88	$15.32
Equity Market Capitalization	$1,546,449	$1,041,422
Total Debt	614,722	690,017
Preferred	320,572	290,180
Total Market Capitalization	$2,481,743	$2,021,619

Total Debt	$614,722	$690,017
Less: Cash and Cash Equivalents	(99,720)	(57,320)
Net Debt	515,002	632,697
Less: Marketable Securities at Fair Value (“Securities”)	(31,883)	(34,506)
Net Debt Less Securities	$483,119	$598,191

Interest Expense	$27,287	$32,475
Capitalized Interest	5,976	5,032
Preferred Dividends	19,163	16,723
Total Fixed Charges	$52,426	$54,230

Adjusted EBITDA excluding Non-Recurring Other Expenses	$113,958	$101,870

Debt and Coverage Ratios

Net Debt / Total Market Capitalization	20.8%	31.3%

Net Debt Plus Preferred / Total Market Capitalization	33.7%	45.7%

Net Debt Less Securities / Total Market Capitalization	19.5%	29.6%

Net Debt Less Securities Plus Preferred / Total Market Capitalization	32.4%	43.9%

Interest Coverage	3.4x	2.7x

Fixed Charge Coverage	2.2x	1.9x

Net Debt / Adjusted EBITDA excluding Non-Recurring Other Expense	4.5x	6.2x

Net Debt Less Securities / Adjusted EBITDA excluding Non-Recurring Other Expense	4.3x	5.9x

Net Debt Plus Preferred / Adjusted EBITDA excluding Non-Recurring Other Expense	7.4x	9.1x

Net Debt Less Securities Plus Preferred / Adjusted EBITDA excluding Non-Recurring Other Expense	7.1x	8.7x

UMH Properties, Inc. | Fourth Quarter FY 2024 Supplemental Information	8

Debt Analysis
(in thousands) (unaudited)	Year Ended
	December 31, 2024	December 31, 2023
Debt Outstanding
Mortgages Payable:
Fixed Rate Mortgages	$489,271	$501,135
Unamortized Debt Issuance Costs	(3,731)	(4,652)

Mortgages, Net of Unamortized Debt Issuance Costs	$485,540	$496,483
Loans Payable:
Unsecured Line of Credit	$-0-	$70,000
Other Loans Payable	29,512	24,683

Total Loans Before Unamortized Debt Issuance Costs	29,512	94,683
Unamortized Debt Issuance Costs	(1,233)	(1,204)

Loans, Net of Unamortized Debt Issuance Costs	$28,279	$93,479
Bonds Payable:
Series A Bonds	$102,670	$102,670
Unamortized Debt Issuance Costs	(1,767)	(2,615)
Bonds, Net of Unamortized Debt Issuance Costs	$100,903	$100,055

Total Debt, Net of Unamortized Debt Issuance Costs	$614,722	$690,017

% Fixed/Floating
Fixed	99.1%	90.0%
Floating	0.9%	10.0%
Total	100.0%	100.0%

Weighted Average Interest Rates (1)
Mortgages Payable	4.18%	4.17%
Loans Payable	6.54%	6.98%
Bonds Payable	4.72%	4.72%
Total Average	4.38%	4.63%

Weighted Average Maturity (Years)
Mortgages Payable	4.4	5.3

(1) Weighted average interest rates do not include the effect of unamortized debt issuance costs.

UMH Properties, Inc. | Fourth Quarter FY 2024 Supplemental Information	9

Debt Maturity

(in thousands) (unaudited)

As of December 31, 2024:
Year Ended	Mortgages	Loans	Bonds		Total	% of Total
2025	$115,209	$5,479	$-0-		$120,688	19.4%
2026	35,975	-0-	-0-		35,975	5.8%
2027	38,044	-0-	102,670	(1)	140,714	22.6%
2028	24,601	24,033	-0-		48,634	7.8%
2029	39,820	-0-	-0-		39,820	6.4%
Thereafter	235,622	-0-	-0-		235,622	37.9%

Total Debt Before Unamortized Debt Issuance Costs	489,271	29,512	102,670		621,453	100.0%

Unamortized Debt Issuance Costs	(3,731)	(1,233)	(1,767)		(6,731)

Total Debt, Net of Unamortized Debt Issuance Costs	$485,540	$28,279	$100,903		$614,722

(1) Represents $102.7 million balance outstanding of the Company’s Series A Bonds due February 28, 2027.

UMH Properties, Inc. | Fourth Quarter FY 2024 Supplemental Information	10

Securities Portfolio Performance

(in thousands) (unaudited)

Year Ended	Securities Available for Sale	Dividend Income	Net Realized Gain (Loss) on Sale of Securities	Net Realized Gain (Loss) on Sale of Securities & Dividend Income
2010-2014	63,556	$15,066	$14,414	$29,480
2015	75,011	4,399	204	4,603
2016	108,755	6,636	2,285	8,921
2017	132,964	8,135	1,747	9,882
2018	99,596	10,367	20	10,387
2019	116,186	7,535	-0-	7,535
2020	103,172	5,729	-0-	5,729
2021	113,748	5,098	2,342	7,440
2022	42,178	2,903	6,394	9,297
2023	34,506	2,318	183	2,501
2024	31,883	1,452	(3,778)	(2,326)

		$69,638	$23,811	$93,449

UMH Properties, Inc. | Fourth Quarter FY 2024 Supplemental Information	11

Property Summary and Snapshot

(unaudited)

	December 31, 2024	December 31, 2023	% Change
UMH Communities (1)	137	135	1.5%
Total Sites	25,896	25,766	0.5%
Occupied Sites	22,611	22,330	281 sites, 1.3%
Occupancy %	87.3%	86.7%	60 bps
Total Rentals	10,333	9,969	3.7%
Occupied Rentals	9,715	9,373	3.6%
Rental Occupancy %	94.0%	94.0%	0 bps
Monthly Rent Per Site	$544	$519	4.8%
Monthly Rent Per Home Rental Including Site	$990	$933	6.1%

State	Number	Total Acreage	Developed Acreage	Vacant Acreage	Total Sites	Occupied Sites	Occupancy Percentage	Monthly Rent Per Site	Total Rentals	Occupied Rentals	Rental Occupancy Percentage	Monthly Rent Per Home Rental (3)

Alabama	2	69	62	7	299	143	47.8%	$216	123	113	91.9%	$1,085
Georgia	1	26	26	-0-	118	27	22.9%	$450	26	26	100.0%	$1,157
Indiana	14	1,105	908	197	4,054	3,578	88.3%	$502	1,967	1,836	93.3%	$979
Maryland	1	77	29	48	69	63	91.3%	$656	-0-	-0-	N/A	N/A
Michigan	4	241	222	19	1,089	919	84.4%	$504	389	364	93.6%	$1,028
New Jersey	5	390	226	164	1,265	1,216	96.1%	$722	44	35	79.5%	$1,310
New York (2)	8	819	327	492	1,371	1,198	87.4%	$644	505	477	94.5%	$1,166
Ohio	38	2,050	1,521	529	7,313	6,424	87.8%	$504	3,006	2,862	95.2%	$949
Pennsylvania	53	2,392	1,894	498	7,976	6,971	87.4%	$568	3,173	2,970	93.6%	$978
South Carolina	2	134	55	79	322	210	65.2%	$228	172	141	82.0%	$1,074
Tennessee (1)	9	710	368	342	2,020	1,862	92.2%	$566	928	891	96.0%	$1,031
Total UMH (1)	137	8,013	5,638	2,375	25,896	22,611	87.3%	$544	10,333	9,715	94.0%	$990

(1)	Includes Duck River Estates and River Bluff Estates, two newly constructed communities in 2024. Excludes two Florida communities owned in a joint venture with Nuveen Real Estate in which the company has a 40% interest for 2024.
(2)	Total and Vacant Acreage of 220 acres for Mountain View Estates property is included in the above summary.
(3)	Includes home and site rent charges.

UMH Properties, Inc. | Fourth Quarter FY 2024 Supplemental Information	12

Same Property Statistics
(in thousands) (unaudited)

	For Three Months Ended				For Year Ended
	December 31, 2024	December 31, 2023	Change	% Change	December 31, 2024	December 31, 2023	Change	% Change
Same Property Community Net Operating Income (“NOI”)

Rental and Related Income	$52,564	$48,721	$3,843	7.9%	$204,540	$188,104	$16,436	8.7%
Community Operating Expenses	20,388	18,885	1,503	8.0%	81,156	76,250	4,906	6.4%

Same Property Community NOI	$32,176	$29,836	$2,340	7.8%	$123,384	$111,854	$11,530	10.3%

	December 31, 2024	December 31, 2023	Change

Total Sites	25,501	25,441	0.2%
Occupied Sites	22,378	22,162	216 sites, 1.0%
Occupancy %	87.8%	87.1%	70 bps
Number of Properties	133	133	N/A
Total Rentals	10,157	9,835	3.3%
Occupied Rentals	9,544	9,244	3.2%
Rental Occupancy	94.0%	94.0%	0 bps
Monthly Rent Per Site	$546	$519	5.3%
Monthly Rent Per Home Rental Including Site	$990	$933	6.1%

Same Property includes all UMH communities owned as of January 1, 2023, with the exception of Memphis Blues, Duck River Estates and River Bluff Estates.

UMH Properties, Inc. | Fourth Quarter FY 2024 Supplemental Information	13

Acquisitions Summary
(dollars in thousands)

Year of Acquisition	Number of Communities	Sites	Occupancy % at Acquisition	Purchase Price	Price Per Site	Total Acres
2021	3	543	59%	$18,300	$34	113
2022	7	1,480	65%	$86,223	$58	461
2023	1	118	-0-%	$3,650	$31	26

Property Portfolio

Marcellus and Utica Shale Region
137 communities and 25,900 sites
220 acres to be developed into a manufactured home community
Joint Venture:
2 communities and 400 sites
61 acres in the process of being developed into a manufactured home community
UMH Communities
Total - 137
PA 39%
OH 28%
IN 10%
NY 6%
TN 6%
NJ 4%
MI 3%
AL 1%
GA 1%
MD 1%
SC 1%
25,900 Sites
UMH Acreage
Total - 8,013
Developed 2,906 36%
Developed 2,732 34%
Vacant 1,067 13%
Vacant 1,308 17%
Marcellus and Utica Shale Acreage 78 Communities and 12,300 Sites
Non Marcellus and Utica Share Acreage

UMH Properties, Inc. | Fourth Quarter FY 2024 Supplemental Information	14

Definitions

Investors and analysts following the real estate industry utilize funds from operations available to common shareholders (“FFO”), normalized funds from operations available to common shareholders (“Normalized FFO”), Community NOI, Same Property Community NOI, and earnings before interest, taxes, depreciation, amortization and acquisition costs (“Adjusted EBITDA excluding Non-Recurring Other Expense”), variously defined, as supplemental performance measures. While the Company believes net income (loss) available to common shareholders, as defined by accounting principles generally accepted in the United States of America (U.S. GAAP), is the most appropriate measure, it considers Community NOI, Same Property Community NOI, Adjusted EBITDA excluding Non-Recurring Other Expense, FFO and Normalized FFO, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of U.S. GAAP depreciation and amortization of real estate assets. FFO also adjusts for the effects of the change in the fair value of marketable securities and gains and losses realized on marketable securities. Normalized FFO reflects the same assumptions as FFO except that it also adjusts for amortization of financing costs and certain one-time charges. Community NOI and Same Property Community NOI provide a measure of rental operations and do not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA excluding Non-Recurring Other Expense provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. In addition, Community NOI, Same Property Community NOI, Adjusted EBITDA, excluding Non-Recurring Other Expense, FFO and Normalized FFO are commonly used in various ratios, pricing multiples, yields and returns and valuation of calculations used to measure financial position, performance and value.

FFO, as defined by The National Association of Real Estate Investment Trusts (“Nareit”), is calculated to be equal to net income (loss) applicable to common shareholders, as defined by U.S. GAAP, excluding gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, the change in the fair value of marketable securities, and the gain or loss on the sale of marketable securities plus certain non-cash items such as real estate asset depreciation and amortization. Included in the Nareit FFO White Paper - 2018 Restatement, is an option pertaining to assets incidental to our main business in the calculation of Nareit FFO to make an election to include or exclude gains and losses on the sale of these assets, such as marketable equity securities, and include or exclude mark-to-market changes in the value recognized on these marketable equity securities. In conjunction with the adoption of the FFO White Paper - 2018 Restatement, for all periods presented, we have elected to exclude the gains and losses realized on marketable securities and change in the fair value of marketable securities from our FFO calculation. Nareit created FFO as a non-GAAP supplemental measure of REIT operating performance.

Normalized FFO is calculated as FFO excluding amortization and certain one-time charges.

Normalized FFO per Diluted Common Share is calculated using diluted weighted shares outstanding of 81.2 million and 74.9 million shares for the three months and year ended December 31, 2024, respectively, and 67.2 million and 63.7 million shares for the three months and year ended December 31, 2023, respectively. Common stock equivalents resulting from stock options in the amount of 1.1 million shares and 315,000 shares for the three months ended December 31, 2024 and 2023, respectively, were included in the computation of Diluted Net Income (Loss) per share. Common stock equivalents resulting from stock options in the amount of 798,000 for the year ended December 31, 2024, were included in the computation of Diluted Net Income (Loss) per share. Common stock equivalents resulting from stock options in the amount 613,000 shares for the year ended December 31, 2023 were excluded from the computation of Diluted Net Income (Loss) per Share as their effect would have been anti-dilutive.

Community NOI is calculated as rental and related income less community operating expenses such as real estate taxes, repairs and maintenance, community salaries, utilities, insurance and other expenses.

Same Property Community NOI is calculated as Community NOI, using all properties owned as of January 1, 2023, with the exception of Memphis Blues, Duck River Estates and River Bluff Estates.

Adjusted EBITDA excluding Non-Recurring Other Expense is calculated as net income (loss) plus interest expense, franchise taxes, depreciation, the change in the fair value of marketable securities and the gain (loss) on sales of marketable securities, adjusted for non-recurring other expenses.

Community NOI, Same Property Community NOI, Adjusted EBITDA excluding Non-Recurring Other Expense, FFO and Normalized FFO do not represent cash generated from operating activities in accordance with U.S. GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. Community NOI, Same Property Community NOI, Adjusted EBITDA excluding Non-Recurring Other Expense, FFO and Normalized FFO should not be considered as substitutes for net income (loss) applicable to common shareholders (calculated in accordance with U.S. GAAP) as a measure of results of operations, or cash flows (calculated in accordance with U.S. GAAP) as a measure of liquidity. Community NOI, Same Property Community NOI, Adjusted EBITDA excluding Non-Recurring Other Expense, FFO and Normalized FFO as currently calculated by the Company may not be comparable to similarly titled, but variously calculated, measures of other REITs.

UMH Properties, Inc. | Fourth Quarter FY 2024 Supplemental Information	15

Press Release Dated February 26, 2025

FOR IMMEDIATE RELEASE	February 26, 2025
Contact: Nelli Madden
732-577-9997

UMH PROPERTIES, INC. REPORTS RESULTS FOR THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2024

FREEHOLD, NJ, February 26, 2025…..... UMH Properties, Inc. (NYSE:UMH) (TASE:UMH) reported Total Income of $240.6 million for the year ended December 31, 2024 as compared to $220.9 million for the year ended December 31, 2023, representing an increase of 9%. Total Income for the quarter ended December 31, 2024 was $61.9 million as compared to $57.0 million for the quarter ended December 31, 2023, representing an increase of 9%. Net Income (Loss) Attributable to Common Shareholders amounted to income of $2.5 million or $0.03 per diluted share for the year ended December 31, 2024 as compared to a loss of $8.7 million or $0.15 per diluted share for the year ended December 31, 2023. Net Income Attributable to Common Shareholders amounted to $28,000 or $0.00 per diluted share for the quarter ended December 31, 2024 as compared to $6.8 million or $0.10 per diluted share for the quarter ended December 31, 2023.

Funds from Operations Attributable to Common Shareholders (“FFO”) was $66.3 million or $0.88 per diluted share for the year ended December 31, 2024 as compared to $51.1 million or $0.80 per diluted share for the year ended December 31, 2023. FFO was $18.4 million or $0.23 per diluted share for the quarter ended December 31, 2024 as compared to $14.6 million or $0.22 per diluted share for the quarter ended December 31, 2023. Normalized Funds from Operations Attributable to Common Shareholders (“Normalized FFO”), was $69.5 million or $0.93 per diluted share for the year ended December 31, 2024, as compared to $54.5 million or $0.86 per diluted share for the year ended December 31, 2023. Normalized FFO was $19.2 million or $0.24 per diluted share for the quarter ended December 31, 2024, as compared to $15.4 million or $0.23 per diluted share for the quarter ended December 31, 2023.

A summary of significant financial information for the three months and year ended December 31, 2024 and 2023 is as follows (in thousands except per share amounts):

	For the Three Months Ended
	December 31,
	2024	2023

Total Income	$61,873	$56,984
Total Expenses	$51,466	$46,756
Net Income Attributable to Common Shareholders	$28	$6,832
Net Income Attributable to Common Shareholders per Diluted Common Share	$0.00	$0.10
FFO (1)	$18,369	$14,595
FFO (1) per Diluted Common Share	$0.23	$0.22
Normalized FFO (1)	$19,203	$15,364
Normalized FFO (1) per Diluted Common Share	$0.24	$0.23
Basic Weighted Average Shares Outstanding	80,112	66,881
Diluted Weighted Average Shares Outstanding	81,235	67,196

UMH Properties, Inc. | Fourth Quarter FY 2024 Supplemental Information	16

	For the Year Ended
	December 31,
	2024	2023

Total Income	$240,552	$220,925
Total Expenses	$198,092	$184,803
Net Income (Loss) Attributable to Common Shareholders	$2,472	$(8,714)
Net Income (Loss) Attributable to Common Shareholders per Diluted Common Share	$(0.03)	$(0.15)
FFO (1)	$66,259	$51,069
FFO (1) per Diluted Common Share	$0.88	$0.80
Normalized FFO (1)	$69,489	$54,533
Normalized FFO (1) per Diluted Common Share	$0.93	$0.86
Basic Weighted Average Shares Outstanding	74,114	63,068
Diluted Weighted Average Shares Outstanding	74,912	63,681

A summary of significant balance sheet information as of December 31, 2024 and 2023 is as follows (in thousands):

	December 31, 2024	December 31, 2023

Gross Real Estate Investments	$1,669,114	$1,539,041
Marketable Securities at Fair Value	$31,883	$34,506
Total Assets	$1,563,728	$1,427,577
Mortgages Payable, net	$485,540	$496,483
Loans Payable, net	$28,279	$93,479
Bonds Payable, net	$100,903	$100,055
Total Shareholders’ Equity	$915,909	$706,794

Samuel A. Landy, President and CEO, commented on the 2024 results.

“During 2024, UMH made substantial progress on multiple fronts – generating solid operating results, achieving strong growth and improving our financial position. We have:

●	Increased Rental and Related Income by 9%;
●	Increased Community Net Operating Income (“NOI”) by 10%;
●	Increased Normalized Funds from Operations (“Normalized FFO”) by 27%;
●	Increased Normalized FFO per diluted share by 8% from $0.86 per diluted share in 2023 to $0.93 per diluted share in 2024:
●	Increased Same Property NOI by 10%;
●	Increased Same Property Occupancy by 70 basis points from 87.1% to 87.8%;
●	Improved our Same Property expense ratio from 40.5% at yearend 2023 to 39.7% at yearend 2024;
●	Increased Sales of Manufactured Homes by 8%;
●	Amended our unsecured credit facility to expand available borrowings by $80 million from $180 million to $260 million syndicated with BMO Capital Markets Corp., JPMorgan Chase Bank, NA and Wells Fargo, N.A.;
●	Raised our quarterly common stock dividend by 4.9% to $0.215 per share or $0.86 annually;
●	Increased our Total Market Capitalization by 23% to over $2.5 billion at yearend;
●	Increased our Equity Market Capitalization by 48% to over $1.5 billion at yearend;
●	Reduced our Net Debt to Total Market Capitalization from 31.3% in 2023 to 20.8% in 2024;
●	Issued and sold approximately 12.5 million shares of Common Stock through our At-the-Market Sale Programs at a weighted average price of $17.92 per share, generating gross proceeds of $224.5 million and net proceeds of $220.6 million, after offering expenses;
●	Issued and sold approximately 1.2 million shares of Series D Preferred Stock through our At-the-Market Sale Program at a weighted average price of $23.41 per share, generating gross proceeds of $28.5 million and net proceeds of $28.0 million, after offering expenses;
●	Subsequent to year end, issued and sold approximately 270,000 shares of Common Stock through our At-the-Market Sale Program at a weighted average price of $18.18 per share, generating gross proceeds of $4.9 million and net proceeds of $4.8 million, after offering expenses; and
●	Subsequent to year end, issued and sold approximately 49,000 shares of Series D Preferred Stock through our At-the-Market Sale Program at a weighted average price of $23.03 per share, generating gross proceeds and net proceeds of $1.1 million, after offering expenses.”

UMH Properties, Inc. | Fourth Quarter FY 2024 Supplemental Information	17

Mr. Landy stated, “Our success in 2024—marked by a stellar total shareholder return, a double-digit same property NOI increase, and strong sales revenue growth—is a testament to the hard work of our employees, the trust of our residents, and the support of our shareholders. We remain dedicated to driving performance, enhancing communities, and delivering value, and we’re excited to build on this foundation in 2025.”

“This year, we delivered a total shareholder return of 30%, reflecting the strength of our growth strategy and the value we’ve created for investors. In 2024, we achieved normalized funds from operations of $0.93 per diluted share, an 8% increase from 2023, reflecting the strength of our portfolio and our ability to drive consistent earnings per share growth.”

“Our communities continue to experience strong demand which is resulting in increased sales revenue and strong home rental occupancy. In 2024, our sales revenue grew by 8% to $33.5 million while increasing our gross sales margin from 32% in 2023 to 35% in 2024. Additionally, we added 565 new homes to our rental home portfolio while maintaining 94% rental home occupancy. We continue to make investments in the expansion of our communities and anticipate these valuable developments as a key component to growing income in the future. The fundamentals of our business remain solid and indicate strong performance in 2025.”

“As we enter 2025, this strong performance positions UMH Properties to seize new opportunities in the manufactured housing market. We anticipate obtaining our 5% rent increases and adding 800 new homes to our rental home portfolio. Additionally, our sales and finance division has the ability to increase sales revenue and profits further increasing our normalized FFO per share. Our long-term business plan has positioned us for another year of excellent operating and financial performance.”

“We are initiating 2025 guidance with Normalized FFO in a range of $0.96-$1.04 per diluted share for the full year, or $1.00 at the midpoint. This represents 7.5% annual normalized FFO growth at the midpoint over full year 2024 Normalized FFO of $0.93 per diluted share.”

“We have opportunistically raised capital through our common and preferred ATM programs. This capital will allow us to make accretive investments in our existing portfolio and give us the ability to complete compelling acquisitions as they become available. UMH Properties remains committed to enhancing our communities, driving financial performance, and delivering sustainable value as we embark on an exciting 2025 with momentum and purpose.”

UMH Properties, Inc. will host its Fourth Quarter and Year Ended December 31, 2024 Financial Results Webcast and Conference Call. Senior management will discuss the results, current market conditions and future outlook on Thursday, February 27, 2025 at 10:00 a.m. Eastern Time.

The Company’s fourth quarter and year ended December 31, 2024 financial results being released herein will be available on the Company’s website at www.umh.reit in the “Financials” section.

To participate in the webcast, select the microphone icon found on the homepage www.umh.reit to access the call. Interested parties can also participate via conference call by calling toll free 877-513-1898 (domestically) or 412-902-4147 (internationally).

The replay of the conference call will be available at 12:00 p.m. Eastern Time on Thursday, February 27, 2025 and can be accessed by dialing toll free 877-344-7529 (domestically) and 412-317-0088 (internationally) and entering the passcode 6664574. A transcript of the call and the webcast replay will be available at the Company’s website, www.umh.reit.

UMH Properties, Inc. | Fourth Quarter FY 2024 Supplemental Information	18

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that operates 139 manufactured home communities containing approximately 26,300 developed homesites, including two communities owned through its joint venture in which the Company has a 40% interest. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana, Maryland, Michigan, Alabama, South Carolina, Florida and Georgia.

Certain statements included in this press release which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements are based on the Company’s current expectations and involve various risks and uncertainties. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can provide no assurance those expectations will be achieved. The risks and uncertainties that could cause actual results or events to differ materially from expectations are contained in the Company’s annual report on Form 10-K and described from time to time in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

Note:

(1)	Non-GAAP Information: We assess and measure our overall operating results based upon an industry performance measure referred to as Funds from Operations Attributable to Common Shareholders (“FFO”), which management believes is a useful indicator of our operating performance. FFO is used by industry analysts and investors as a supplemental operating performance measure of a REIT. FFO, as defined by The National Association of Real Estate Investment Trusts (“Nareit”), represents net income (loss) attributable to common shareholders, as defined by accounting principles generally accepted in the United States of America (“U.S. GAAP”), excluding gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, the change in the fair value of marketable securities, and the gain or loss on the sale of marketable securities plus certain non-cash items such as real estate asset depreciation and amortization. Included in the Nareit FFO White Paper - 2018 Restatement, is an option pertaining to assets incidental to our main business in the calculation of Nareit FFO to make an election to include or exclude gains and losses on the sale of these assets, such as marketable equity securities, and include or exclude mark-to-market changes in the value recognized on these marketable equity securities. In conjunction with the adoption of the FFO White Paper - 2018 Restatement, for all periods presented, we have elected to exclude the gains and losses realized on marketable securities investments and the change in the fair value of marketable securities from our FFO calculation. Nareit created FFO as a non-U.S. GAAP supplemental measure of REIT operating performance. We define Normalized Funds from Operations Attributable to Common Shareholders (“Normalized FFO”), as FFO excluding certain one-time charges. FFO and Normalized FFO should be considered as supplemental measures of operating performance used by REITs. FFO and Normalized FFO exclude historical cost depreciation as an expense and may facilitate the comparison of REITs which have a different cost basis. However, other REITs may use different methodologies to calculate FFO and Normalized FFO and, accordingly, our FFO and Normalized FFO may not be comparable to all other REITs. The items excluded from FFO and Normalized FFO are significant components in understanding the Company’s financial performance.

FFO and Normalized FFO (i) do not represent Cash Flow from Operations as defined by U.S. GAAP; (ii) should not be considered as alternatives to net income (loss) as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity. FFO and Normalized FFO, as calculated by the Company, may not be comparable to similarly titled measures reported by other REITs.

The diluted weighted shares outstanding used in the calculation of FFO per Diluted Common Share and Normalized FFO per Diluted Common Share were 81.2 million and 74.9 million shares for the three months and year ended December 31, 2024, respectively, and 67.2 million and 63.7 million shares for the three months and year ended December 31, 2023, respectively. Common stock equivalents resulting from stock options in the amount of 1.1 million shares and 315,000 shares for the three months ended December 31, 2024 and 2023, respectively, were included in the computation of Diluted Net Income (Loss) per share. Common stock equivalents resulting from stock options in the amount of 798,000 for the year ended December 31, 2024, were included in the computation of Diluted Net Income (Loss) per share. Common stock equivalents resulting from stock options in the amount 613,000 shares for the year ended December 31, 2023 were excluded from the computation of Diluted Net Income (Loss) per Share as their effect would have been anti-dilutive.

UMH Properties, Inc. | Fourth Quarter FY 2024 Supplemental Information	19

The reconciliation of the Company’s U.S. GAAP net income (loss) to the Company’s FFO and Normalized FFO for the three months and year ended December 31, 2024 and 2023 are calculated as follows (in thousands):

	Three Months Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net Income (Loss) Attributable to Common Shareholders	$28	$6,832	$2,472	$(8,714)
Depreciation Expense	15,804	14,448	60,239	55,719
Depreciation Expense from Unconsolidated Joint Venture	214	188	824	692
Loss on Sales of Investment Property and Equipment	22	11	113	-0-
(Increase) Decrease in Fair Value of Marketable Securities	2,301	(6,884)	(1,167)	3,555
(Gain) Loss on Sales of Marketable Securities, net	-0-	-0-	3,778	(183)
FFO Attributable to Common Shareholders	18,369	14,595	66,259	51,069
Amortization of Financing Costs	613	543	2,384	2,135
Non-Recurring Other Expense (2)	221	226	846	1,329
Normalized FFO Attributable to Common Shareholders	$19,203	$15,364	$69,489	$54,533

(2)	Consists of one-time legal and professional fees ($209 and $452, respectively), costs associated with acquisition not completed ($12 and $12, respectively) and costs associated with the liquidation/sale of inventory in a particular sales center ($0 and $382, respectively) for the three months and year ended December 31, 2024. Consists of special bonus and restricted stock grants for the August 2020 groundbreaking Fannie Mae financing, which were being expensed over the vesting period ($0 and $862, respectively), non-recurring expenses for the joint venture with Nuveen ($42 and $135, respectively), one-time legal fees ($1 and $76, respectively), fees related to the establishment of the Opportunity Zone Fund ($0 and $37, respectively), and costs associated with acquisitions and financing that were not completed ($183 and $219, respectively) for the three months and year ended December 31, 2023.

The following are the cash flows provided by (used in) operating, investing and financing activities for the year ended December 31, 2024 and 2023 (in thousands):

	2024	2023
Operating Activities	$81,601	$120,077
Investing Activities	(139,865)	(165,573)
Financing Activities	102,638	69,057

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UMH Properties, Inc. | Fourth Quarter FY 2024 Supplemental Information	20